Exhibit 99.1

MassRoots Appoints Danny Meeks as Chairman of its Board of Directors

MassRoots, Inc. recently entered into a Letter of Intent to acquire Empire Services, Inc., which is expected to result in MassRoots generating significant revenues and positive cashflows from operations

Norfolk, VA June 7, 2021 -- MassRoots, Inc. (“MassRoots” or the “Company”) (OTCPink:MSRT) is pleased to announce that it has appointed Danny Meeks, sole shareholder of Empire Services, Inc. (“Empire”), as the Chairman of its Board of Directors ahead of the planned closing of the Empire acquisition.

MassRoots recently entered into a Letter of Intent to acquire Empire, which is expected to result in MassRoots generating significant revenues and positive cashflows from operations. Upon closing of the Empire acquisition, the Company intends to apply to uplist to the Nasdaq Capital Market or the NYSE American Market, which MassRoots believes would result in a significant increase in visibility, liquidity, and institutional interest for its stock.

“As Chairman of MassRoots, I believe it is my responsibility to deliver consistent revenue growth, acquire profitable businesses to expand our sources of revenue, and minimize dilution to our more than 30,000 loyal and supportive shareholders,” stated Danny Meeks, Chairman of MassRoots. “At its core, MassRoots is a technology company and the solutions we’ve already implemented for Empire have resulted in an increase in our weekly revenues and customers. Over the coming weeks, we intend to further expand MassRoots’ board of directors through the appointment of seasoned and diverse professionals to ensure we have independent directors who not only meet the requirements of a national exchange but also give confidence to institutions that we are establishing strong corporate governance. Upon closing of the Empire acquisition, I believe MassRoots will have one of the most compelling stories in the small cap market.”

Established in 2002, Empire operates 10 metal recycling facilities in Virginia and North Carolina and expects to continue expanding its footprint in the coming quarters. It has historically generated higher profit margins when market prices for metal rise.

About MassRoots

MassRoots, Inc. (OTC Pink: MSRT) is a leading technology company which aims to deliver quality information and create operating efficiencies through cloud-based solutions. MassRoots has been covered by CNBC, CNN, Financial Times, Wall Street Journal, New York Times, Reuters, and the Associated Press.

About Empire Services

Established in 2002, Empire Services, Inc. operates 10 metal recycling facilities in Virginia and North Carolina and expects to continue expanding its footprint in the coming quarters. Empire is headquartered in Virginia and has approximately 65 employees as of June 2021.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about expected closing of Empire acquisition, the future revenues of the Company, the appointment of new directors, and the listing on a senior exchange. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in our filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Source: MassRoots, Inc.

Contact Info:

Isaac Dietrich

(303) 816-8070
Isaac@MassRoots.com